Exhibit 32

Certification of Periodic Report

Pursuant to 18 U.S.C. § Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to, and for purposes only of, 18 U.S.C. § 1350, each of the undersigned hereby certifies that (i) the Quarterly Report of First United Corporation on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First United Corporation.

Date:	November 13, 2012	/s/ William B. Grant
William B. Grant, Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer)

Date:	November 13, 2012	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, Executive Vice President,
Chief Financial Officer, Treasurer and Secretary
(Principal Accounting Officer)